ENERGY TRANSFER PARTNERS
REPORTS SECOND QUARTER RESULTS

Dallas - August 7, 2012 - Energy Transfer Partners, L.P. (NYSE:ETP) today reported its financial results for the quarter ended June 30, 2012.

Adjusted EBITDA for the three months ended June 30, 2012 totaled $466.4 million, an increase of $78.2 million over the three months ended June 30, 2011. Distributable Cash Flow for the three months ended June 30, 2012 totaled $275.2 million, an increase of $51.9 million over the three months ended June 30, 2011. Net income for the three months ended June 30, 2012 totaled $123.8 million, a decrease of $32.8 million from the three months ended June 30, 2011.

Adjusted EBITDA for the six months ended June 30, 2012 totaled $1.0 billion, an increase of $143.0 million over the six months ended June 30, 2011. Distributable Cash Flow for the six months ended June 30, 2012 totaled $595.7 million, an increase of $35.3 million from the six months ended June 30, 2011. Net income for the six months ended June 30, 2012 totaled $1.25 billion, an increase of $846.1 million over the six months ended June 30, 2011. ETP's net income for the six months ended June 30, 2012 included a gain on deconsolidation and a loss on debt extinguishment which had a net favorable impact of $941.7 million on net income; neither of these were reflected in ETP's Adjusted EBITDA and Distributable Cash Flow for the period.
As of and during the six months ended June 30, 2012, ETP's financial position and operating results were impacted by the following transactions:

•
Citrus Dropdown. ETP acquired a 50% interest in Citrus Corp. (“Citrus”) in exchange for approximately $1.9 billion in cash and $105.0 million of ETP common units. Citrus was reflected as an equity method investment in ETP's consolidated financial statements from the date of acquisition, March 26, 2012. In connection with this transaction, ETE also relinquished its rights to $220.0 million of the incentive distributions from ETP that it would otherwise be entitled to receive over 16 consecutive quarters.

•
Propane Contribution. On January 12, 2012, ETP completed the contribution of its retail propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.7 billion, consisting of cash and AmeriGas common units, which resulted in the recognition of a $1.1 billion gain on deconsolidation in ETP's consolidated financial statements during the six months ended June 30, 2012, and ETP's consolidated financial statements now reflect ETP's equity method investment in AmeriGas.

•
Tender Offer. ETP used the cash proceeds from the Propane Contribution discussed above to repay borrowings under its existing revolving credit facility and to extinguish approximately $750.0 million in senior notes outstanding through a tender offer. As a result of the tender offer, a loss on extinguishment of debt of $115.0 million was recorded during the three months ended March 31, 2012.

An analysis of the Partnership's segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Wednesday August 8, 2012 to discuss the second quarter 2012 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership's website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Alabama, Arizona, Arkansas, Colorado, Florida, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 23,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP's general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 52.5 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE is also the parent of Southern Union Company. The ETE family of companies owns approximately 45,000 miles of natural gas and natural gas liquids pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	June 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS	$1,037,561	$1,275,494

PROPERTY, PLANT AND EQUIPMENT, net	12,593,701	12,306,366

ADVANCES TO AND INVESTMENTS IN AFFILIATES	3,259,129	200,612
LONG-TERM PRICE RISK MANAGEMENT ASSETS	38,974	25,537
GOODWILL	600,152	1,219,597
INTANGIBLE ASSETS, net	170,062	331,409
OTHER NON-CURRENT ASSETS, net	159,840	159,601
Total assets	$17,859,419	$15,518,616

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$1,176,741	$1,585,169

LONG-TERM DEBT, less current maturities	9,043,393	7,388,170
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	140,554	42,303
OTHER NON-CURRENT LIABILITIES	167,208	152,550

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners' capital	6,521,565	5,721,707
Noncontrolling interest	809,958	628,717
Total equity	7,331,523	6,350,424
Total liabilities and equity	$17,859,419	$15,518,616

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Natural gas sales	$456,792	$684,686	$878,208	$1,284,154
NGL sales	334,200	274,785	695,777	431,686
Gathering, transportation and other fees	386,500	379,714	775,244	715,813
Retail propane sales	11,637	220,296	87,082	748,762
Other	51,185	68,614	109,863	135,257
Total revenues	1,240,314	1,628,095	2,546,174	3,315,672
COSTS AND EXPENSES:
Cost of products sold	667,434	1,008,628	1,440,919	2,003,085
Operating expenses	128,839	189,302	256,829	377,791
Depreciation and amortization	99,102	104,972	201,019	200,936
Selling, general and administrative	55,500	54,774	104,023	100,306
Total costs and expenses	950,875	1,357,676	2,002,790	2,682,118
OPERATING INCOME	289,439	270,419	543,384	633,554
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(134,310)	(116,466)	(271,130)	(223,706)
Equity in earnings of affiliates	466	5,040	55,091	6,673
Gain on deconsolidation of Propane Business	765	—	1,056,709	—
Gains (losses) on disposal of assets	146	(528)	(878)	(2,254)
Loss on extinguishment of debt	—	—	(115,023)	—
Gains (losses) on non-hedged interest rate derivatives	(35,917)	2,111	(8,022)	3,890
Allowance for equity funds used during construction	123	1,201	227	69
Other, net	3,099	622	3,673	1,972
INCOME BEFORE INCOME TAX EXPENSE	123,811	162,399	1,264,031	420,198
Income tax expense	24	5,783	14,147	16,380
NET INCOME	123,787	156,616	1,249,884	403,818
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	12,366	8,388	23,730	8,388
NET INCOME ATTRIBUTABLE TO PARTNERS	111,421	148,228	1,226,154	395,430
GENERAL PARTNER’S INTEREST IN NET INCOME	108,806	105,892	225,343	213,431
LIMITED PARTNERS’ INTEREST IN NET INCOME	$2,615	$42,336	$1,000,811	$181,999
BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.00	$0.19	$4.35	$0.89
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	229,663,164	208,615,415	228,097,706	201,259,140
DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.00	$0.19	$4.33	$0.88
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	230,680,644	209,675,032	229,141,002	202,364,488

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$123,787	$156,616	$1,249,884	$403,818
Interest expense, net of interest capitalized	134,310	116,466	271,130	223,706
Income tax expense	24	5,783	14,147	16,380
Depreciation and amortization	99,102	104,972	201,019	200,936
Gain on deconsolidation of Propane Business	(765)	—	(1,056,709)	—
Loss on extinguishment of debt	—	—	115,023	—
Non-cash compensation expense	10,283	10,600	20,992	20,789
(Gains) losses on disposal of assets	(146)	528	878	2,254
(Gains) losses on non-hedged interest rate derivatives	35,917	(2,111)	8,022	(3,890)
Allowance for equity funds used during construction	(123)	(1,201)	(227)	(69)
Unrealized (gains) losses on commodity risk management activities	(14,652)	(562)	70,974	(7,654)
Proportionate share of unconsolidated affiliates' interest, depreciation, amortization, non-cash compensation expense, loss on extinguishment of debt and taxes	96,623	8,251	141,110	15,721
Adjusted EBITDA attributable to noncontrolling interest	(15,810)	(10,585)	(31,057)	(10,585)
Other, net	(2,200)	(622)	(2,774)	(1,972)
Adjusted EBITDA	$466,350	$388,135	$1,002,412	$859,434

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$123,787	$156,616	$1,249,884	$403,818
Amortization of finance costs charged to interest	2,408	2,365	5,392	4,663
Deferred income taxes	(3,379)	(43)	7,265	1,592
Depreciation and amortization	99,102	104,972	201,019	200,936
Gain on deconsolidation of Propane Business	(765)	—	(1,056,709)	—
Loss on extinguishment of debt	—	—	115,023	—
Non-cash compensation expense	10,283	10,600	20,992	20,789
(Gains) losses on disposal of assets	(146)	528	878	2,254
Unrealized (gains) losses on non-hedged interest rate derivatives	35,917	(7,529)	9,292	(8,501)
Allowance for equity funds used during construction	(123)	(1,201)	(227)	(69)
Unrealized (gains) losses on commodity risk management activities	(14,652)	(562)	70,974	(7,654)
Distributions (less than) in excess of equity in earnings of unconsolidated affiliates, net	65,997	(2,802)	53,323	1,885
Distributable Cash Flow attributable to noncontrolling interest	(15,037)	(10,146)	(29,389)	(10,146)
Maintenance capital expenditures	(30,402)	(29,493)	(54,254)	(49,130)
Other, net	2,258	—	2,258	—
Distributable Cash Flow	$275,248	$223,305	$595,721	$560,437

(a) The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership's proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership's proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)

Following is a summary of ETP's results by segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Segment Adjusted EBITDA:
Intrastate transportation and storage	$156,948	$171,549	$349,217	$344,364
Interstate transportation	184,419	83,498	297,399	163,608
Midstream	93,375	95,220	193,663	170,596
NGL transportation and services	38,963	24,696	74,180	24,696
Retail propane and other retail propane related	1,704	12,236	90,499	154,591
All other	(9,059)	936	(2,546)	1,579
	$466,350	$388,135	$1,002,412	$859,434

Our segment results are presented based on the measure of Segment Adjusted EBITDA. We previously reported segment operating income as a measure of segment performance. We have revised certain reports provided to our chief operating decision maker to assess the performance of our business to reflect Segment Adjusted EBITDA. Segment Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on our proportionate ownership. We have recast the presentation of our segment results for the prior years to be consistent with the current year presentation. The tables below identify the components of Segment Adjusted EBITDA, which is calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculated the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

•
Adjusted EBITDA attributable to noncontrolling interest. These amounts represent the portion of Segment Adjusted EBITDA attributable to noncontrolling interest. Currently, the only noncontrolling interest in ETP is the 30% interest in Lone Star that is held by Regency. We reflect this amount as noncontrolling interest because we consolidate 100% of Lone Star on our consolidated financial statements.

Intrastate Transportation and Storage

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Natural gas transported (MMBtu/d)	9,928,726	11,322,195	10,021,540	11,477,624
Revenues	$494,481	$672,494	$976,534	$1,444,253
Cost of products sold	272,897	440,570	587,068	973,200
Gross margin	221,584	231,924	389,466	471,053
Unrealized (gains) losses on commodity risk management activities	(15,034)	121	66,653	(6,710)
Operating expenses, excluding non-cash compensation expense	(46,961)	(49,496)	(85,864)	(95,295)
Selling, general and administrative expenses, excluding non-cash compensation expense	(2,827)	(10,930)	(21,629)	(25,430)
Adjusted EBITDA related to unconsolidated affiliates	186	(70)	591	746
Segment Adjusted EBITDA	$156,948	$171,549	$349,217	$344,364

Distributions from unconsolidated affiliates	$1,009	$1,203	$1,915	$2,472
Maintenance capital expenditures	7,359	10,219	13,586	18,136

Volumes.  Transported volumes decreased due to a less favorable natural gas price environment, during the three and six months ended June 30, 2012 compared to the same periods in 2011.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased for the three months ended June 30, 2012 compared to the same period in 2011 primarily due to the impacts of lower transported and retained volumes and natural gas prices, as well as lower demand fees of $17.4 million primarily due to a change in a customer contract that impacted the timing of the recording of demand fees. For the six months ended June 30, 2012 compared to the same period in 2011, the impact in Adjusted EBITDA from lower transported and retained volumes and natural gas prices was offset by realized gains on the settlement of financial derivatives used to hedge natural gas in our storage facility that was not withdrawn due to the warmer than normal winter during the first three months of 2012.
The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Transportation fees	$137,356	$157,672	$281,205	$300,338
Natural gas sales and other	32,693	18,390	46,507	63,589
Retained fuel revenues	16,395	36,680	33,367	71,662
Storage margin, including fees	35,140	19,182	28,387	35,464
Total gross margin	$221,584	$231,924	$389,466	$471,053

Storage margin was comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Withdrawals from storage natural gas inventory (MMBtu)	3,893,660	647,373	4,440,394	15,772,126
Realized margin (loss) on natural gas inventory transactions	$18,827	$(5,020)	$79,511	$11,262
Fair value inventory adjustments	48,229	3,309	(2,072)	4,831
Unrealized gains (losses) on derivatives	(39,270)	12,750	(64,667)	1,793
Margin recognized on natural gas inventory and related derivatives	27,786	11,039	12,772	17,886
Revenues from fee-based storage	7,411	8,218	15,890	17,819
Other	(57)	(75)	(275)	(241)
Total storage margin	$35,140	$19,182	$28,387	$35,464
The increase in our storage margin for the three months ended June 30, 2012 compared to the three months ended June 30, 2011 was principally driven by an increase in inventory valuation and derivatives settled during the period due to a recent increase in prices and a larger inventory balance at June 30, 2012. The decrease in margin for the six months ended June 30, 2012 compared to the six months ended June 30, 2012 was due to fewer withdrawals given the price environment and a decline in fee-based revenue resulting from the cessation of 4.5 Bcf in fixed fee contracts in 2011.

Interstate Transportation

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Natural gas transported (MMBtu/d)	2,832,897	2,712,947	2,992,985	2,482,807
Natural gas sold (MMBtu/d)	17,770	22,158	19,144	22,868
Revenues	$126,900	$104,850	$255,176	$209,951
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(29,220)	(25,550)	(57,141)	(52,175)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(8,719)	(9,276)	(18,862)	(15,929)
Adjusted EBITDA related to unconsolidated affiliates	95,458	13,474	118,226	21,761
Segment Adjusted EBITDA	$184,419	$83,498	$297,399	$163,608

Distributions from unconsolidated affiliates	$41,800	$1,036	$60,300	$6,087
Maintenance capital expenditures	8,683	7,614	16,185	9,426
Volumes. Transported volumes increased for the three and six months ended June 30, 2012 compared to the same periods in the prior year primarily due to additional transported volumes related to the expansion of the Tiger pipeline which went in service in August 2011. Operational sales volumes decreased in the Transwestern pipeline principally as a result of unfavorable market conditions.

Segment Adjusted EBITDA. We experienced an increase in our interstate transportation segment's Segment Adjusted EBITDA for the three and six months ended June 30, 2012 compared to the same periods in 2011 due to the acquisition of a 50% interest in Citrus on March 26, 2012. Adjusted EBITDA attributable to our investment in Citrus for the three and six months ended June 30, 2012 was $77.0 million and $81.3 million, respectively. The remainder of the increase in Segment Adjusted EBITDA resulted from incremental reservation fees from increased contractual commitments related to the Tiger pipeline expansion and from increased Adjusted EBITDA attributable to our 50% interest in the Fayetteville Express Pipeline.

Midstream

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Gathered volumes (MMBtu/d)	2,450,673	2,080,027	2,424,862	2,003,745
NGLs produced (Bbls/d)	82,807	50,728	74,474	50,243
Equity NGLs produced (Bbls/d)	22,744	17,137	20,413	16,519
Revenues	$556,654	$617,935	$1,111,212	$1,269,191
Cost of products sold	421,578	490,854	846,606	1,039,197
Gross margin	135,076	127,081	264,606	229,994
Unrealized (gains) losses on commodity risk management activities	(245)	(673)	2,167	(1,172)
Operating expenses, excluding non-cash compensation expense	(28,656)	(24,696)	(56,867)	(49,103)
Selling, general and administrative expenses, excluding non-cash compensation expense	(12,800)	(6,492)	(16,243)	(9,123)
Segment Adjusted EBITDA	$93,375	$95,220	$193,663	$170,596

Maintenance capital expenditures	$8,228	$5,303	$13,411	$10,157

Volumes. The increases in gathered volumes and equity NGL production reflected higher overall production during the three and six months ended June 30, 2012 compared to the same periods in 2011 primarily due to increased inlet volumes at our La Grange and Chisholm plants as a result of increased capacity and more production in the Eagle Ford Shale.

Segment Adjusted EBITDA. Segment Adjusted EBITDA for the midstream segment reflected increases in gross margin as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Gathering and processing fee-based revenues	$82,048	$65,989	$157,949	$125,596
Non-fee-based contracts and processing	58,679	64,579	119,185	110,949
Other	(5,651)	(3,487)	(12,528)	(6,551)
Total gross margin	$135,076	$127,081	$264,606	$229,994

The increase in our fee-based revenues reflected higher overall production during the three and six months ended June 30, 2012 compared to the same periods in 2011 primarily due to increased inlet volumes at our La Grange and Chisholm plants as a result of increased capacity and more production in the Eagle Ford Shale. In addition, for the six months ended June 30, 2012 increased volumes resulting from assets located in West Virginia provided an increase in our fee-based margin. For the three months ended June 30, 2012, our non-fee-based contracts and processing margin decreased primarily due to lower NGL prices offset by higher equity NGL volumes resulting from increased capacity from growth projects in the Eagle Ford Shale. For the six months ended June 30, 2012, our non-fee-based contracts and processing margin increased primarily due to higher equity NGL volumes.

For the three and six months ended June 30, 2012, the increases in midstream gross margin were offset by incremental operating expenses from new assets placed in service in the Eagle Ford Shale and by increased selling, general and administrative expenses due to higher employee-related costs.

NGL Transportation and Services

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
NGL transportation volumes (Bbls/d)	175,591	128,127	163,531	128,127
NGL fractionation volumes (Bbls/d)	21,204	15,658	20,606	15,658
Revenues	$160,477	$98,820	$328,028	$98,820
Cost of products sold	85,341	52,404	183,988	52,404
Gross margin	75,136	46,416	144,040	46,416
Operating expenses, excluding non-cash compensation expense	(16,334)	(6,487)	(29,970)	(6,487)
Selling, general and administrative expenses, excluding non-cash compensation expense	(5,126)	(4,648)	(10,191)	(4,648)
Adjusted EBITDA related to unconsolidated affiliates	1,097	—	1,358	—
Adjusted EBITDA attributable to noncontrolling interest	(15,810)	(10,585)	(31,057)	(10,585)
Segment Adjusted EBITDA	$38,963	$24,696	$74,180	$24,696

Distributable cash flow attributable to noncontrolling interest	$15,037	$10,585	$29,389	$10,585
Maintenance capital expenditures	3,846	1,259	6,272	1,259
Our NGL Transportation and Services segment primarily reflects the results from Lone Star, which was formed in 2011 and acquired all of the membership interests in LDH on May 2, 2011, as well as multiple other wholly-owned or joint venture pipelines that were recently placed in service.
Volumes. The volumes reflected above for the three and six months ended June 30, 2011 represent average daily volumes for the period from May 2, 2011 to June 30, 2011. NGL transportation volumes for the three and six month ended June 30, 2012 as compared to the three and six month ended June 30, 2011 increased primarily due to an increase in volumes transported on our wholly-owned NGL pipelines originating from our La Grange and Chisholm plants as a result of more production in the Eagle Ford Shale. Additionally, fractionation volumes for the three and six months ended June 30, 2012 as compared to the same periods in 2011 increased principally due to increased production at our Geismar, Louisiana fractionation complex as a result of less refinery downtime for turnarounds.
Segment Adjusted EBITDA. For the three and six months ended June 30, 2012 compared to the same periods in 2011, the increases in NGL Transportation and Services Segment Adjusted EBITDA were attributable to the full-period impacts from the formation of Lone Star in May 2011 as well as the impacts from multiple other wholly-owned or joint venture pipelines that have recently become operational. Lone Star is a consolidated joint venture; therefore, 100% of Lone Star's revenues, operating expenses, and selling, general and adminstrative expenses are included in the NGL Transportation and Services segment data above, and the Adjusted EBITDA attributable to the 30% noncontrolling interest is reflected separately.
The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Storage margin	$30,560	$23,414	$62,192	$23,414
Transportation fees	17,677	7,051	30,749	7,051
Processing and fractionation margin	26,904	16,722	51,105	16,722
Other margin	(5)	(771)	(6)	(771)
Total gross margin	$75,136	$46,416	$144,040	$46,416

Retail Propane and Other Retail Propane Related

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Retail propane gallons (in thousands)	3,328	84,161	29,720	288,301
Revenues	$11,637	$220,296	$87,082	$748,762
Other retail propane related revenues	$1,329	$23,677	$5,890	$52,426
Cost of products sold	7,325	139,472	56,027	454,892
Gross margin	5,641	104,501	36,945	346,296
Unrealized (gains) losses on commodity risk management activities	1,320	(10)	3,318	228
Operating expenses, excluding non-cash compensation expense	(5,615)	(79,134)	(23,604)	(166,726)
Selling, general and administrative expenses, excluding non-cash compensation expense	198	(13,121)	(1,256)	(25,207)
Adjusted EBITDA related to unconsolidated affiliates	160	—	75,096	—
Segment Adjusted EBITDA	$1,704	$12,236	$90,499	$154,591

Distributions from unconsolidated affiliates	$23,654	$—	$46,199	$—
Maintenance capital expenditures	$435	$3,430	$1,590	$7,524
On January 12, 2012, we received an equity investment in AmeriGas as partial consideration for the contribution of our Propane Business to AmeriGas. As a result, the retail propane and other retail propane related segment data presented above only included eleven days of consolidated activity related to our Propane Business for the six months ended June 30, 2012. For the three and six months ended June 30, 2012, the retail propane and other retail propane related segment data presented above also included our equity investment in AmeriGas. We recorded equity in losses related to AmeriGas of $36.4 million and equity in earnings of $3.1 million for the three and six months ended June 30, 2012, respectively.